Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-4) of Scientific Games International, Inc. of our report dated June 27, 2012, with respect to the financial statements of Beijing CITIC Scientific Games Technology Co., Ltd.  included in Amendment No. 1 to the Form 10-K of Scientific Games Corporation for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

November 7, 2012